Exhibit 2.3 / EXHIBIT A2, AMENDMENT 2 TO FORM A

BYLAWS
OF
PHYSICIANS MERGER COMPANY

OFFICES

1.1  Initial Principal Office. The initial principal office of Physicians Merger Company (herein called the "Corporation"), in the State of Wisconsin shall be in the City of Madison, County of Dane. If any applicable Wisconsin laws require the Corporation to have a registered office in the State of Wisconsin, the registered office may, but need not be, identical to the principal office. The location of the principal office and registered office, if any, may be changed from time to time by the Board of Directors to locations within or without the State of Wisconsin to the extent allowed by applicable law.

1.2  Additional Offices. The Corporation may also have offices at such other places both within and without the State of Wisconsin as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

2.1  Place of Meeting. Meetings of stockholders may be held at such time and place, within or without the State of Wisconsin, as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.

2.2  Annual Meetings. Annual meetings of stockholders, commencing with the year 2007 shall be held on the first day of July if not on a week-end or legal holiday, and if on a week-end or legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. In the event that the annual meeting is not held on the date so designated, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

2.3  Notice of Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.4  Voting List. Within two (2) business days after notice of a meeting is given, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours until the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, during ordinary business hours, at the principal place of business of the Corporation.

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2.5  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or the President and shall be called by the Chairman or the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Such request shall state the purpose or purposes of the proposed meeting.

2.6  Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.7  Purpose of Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8  Quorum. The holders of the shares having a majority of the votes entitled to be cast on the matter to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.9  Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. When a quorum is present at any meeting, any question brought before such meeting is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10  Proxies. A stockholder may vote his or her shares in person or by proxy, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

2.11  Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having all of the votes entitled to be cast on the action taken.

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ARTICLE 3

DIRECTORS

3.1  Number and Tenure. The number of directors which shall constitute the whole board shall be three (3). The number of directors may be increased from time to time by the Board of Directors; provided however that in no event shall the Board of Directors have more than twelve (12) directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.2  Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3  General Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.4  Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Wisconsin.

3.5  Annual Meetings. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.6  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7  Special Meetings. Special meetings of the board may be called by the Chairman or President; and special meetings shall be called by the Chairman or President or Secretary on the written request of two (2) directors. Notice of any special meeting shall be given at 24 hours before the time such special meeting is to be held. Said notice shall be given in accordance with Wis. Stats. Section 180.0141. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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3.8  Quorum. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9  Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10  Presence at Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.11  Committees. The Board of Directors may by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of three (3) or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; but no such committee shall have the power or authority in reference to the following matters: (i) authorizing distributions; (ii) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to stockholders for approval under applicable law; or (iii) adopting, amending or repealing the Articles of Incorporation or any Bylaw of the Corporation; (iv) filling vacancies on the board or directors; (v) approving a plan of merger not requiring shareholder approval; (vi) authorizing the reacquisition of shares of the Corporation; or (vii) authorizing or approving the issuance of shares of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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3.12  Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.13  Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14  Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of stock entitled to vote for that director's election at any special meeting of the stockholders called for that purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

ARTICLE 4
NOTICES
4.1  Manner of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given to stockholders and directors in accordance with and subject to the provisions of Wis. Stats. Section 180.0141.

4.2  Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 5
OFFICERS
5.1  Number. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Treasurers, Assistant Secretaries, and other officers (including, without limitation, a Chief Executive Officer and a Chief Operating Officer) as may from time to time be elected or appointed as provided herein. Any two or more offices may be held by the same person, except that the offices of Chief Executive Officer, Chief Operating Officer and Secretary are hereby designated as principal officers and must be held by three separate individuals. An officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officer.

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5.2  Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meetings of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors or the Chairman of the Board may appoint agents and employees to serve for such time and to have such duties and authority as the Board of Directors or the Chairman of the Board may determine.

5.3  Removal. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed, with or without cause, at any time, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

5.4  Vacancies. Vacancies occurring in any office filled by the Board of Directors because of death, resignation, removal, and disqualification or otherwise, shall be filled by the Nominating Committee of the Board of Directors, or if none, by the Board of Directors, for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Chairman of the Board of Directors for the unexpired portion of the term.

5.5  Chairman. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, and in general shall perform all duties incident to the office of the Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

5.6  Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise control of the business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

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5.7  Chief Operating Officer. The Chief Operating Officer, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise the administrative affairs of the Corporation. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

5.8  President. The President shall have such administrative and supervisory duties as are assigned to the President by the Board of Directors or the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5.9  Vice Presidents. The Board may elect one or more Vice-Presidents with such designations as determined by the Board. In the absence of the President or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors at the time of their election or from time to time thereafter, or in the absence of any designation, then in the order of the Vice President who has held such office for the longest period) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

5.10  Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors (including each committee of the Board of Directors) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board of Directors, President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

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5.11  Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

5.12  Assistant Treasurer; Assistant Secretary. The Assistant Treasurers shall perform the duties of the Treasurer during his absence or incapacity. The Assistant Secretaries shall perform the duties of the Secretary during his absence or incapacity. The Assistant Secretaries may sign with the Chairman of the Board of Directors, President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

ARTICLE 6

CERTIFICATES FOR SHARES

6.1  Certificates. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

6.2  Facsimile Signatures. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.3  Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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6.4  Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

6.5  Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date for the adjourned meeting.

6.6  Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be found to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wisconsin.

ARTICLE 7

GENERAL PROVISIONS

7.1  Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

7.2  Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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7.3  Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.4  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.5  Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Wisconsin". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 8

INDEMNIFICATION

8.1  The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding unless the liability was incurred because the person breached or failed to perform a duty owed to the Corporation and the breach or failure to perform constitutes any of the following:

(a)  a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which such person has a material conflict of interest;

(b)  a violation of the criminal law, unless the person had reasonable cause to believe that his or her conduct was lawful and no reasonable cause to believe that his or her conduct was unlawful;

(c)  a transaction from which such person derived an improper personal profit; or

(d)  willful misconduct.

8.2  The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit unless the liability was incurred because the person breached or failed to perform a duty owed to the Corporation and the breach or failure to perform constitutes any of the following:

(a)  a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which such person has a material conflict of interest;

(b)  a violation of the criminal law, unless the person had reasonable cause to believe that his or her conduct was lawful and no reasonable cause to believe that his or her conduct was unlawful;

(c)  a transaction from which such person derived an improper personal profit; or

(d)  willful misconduct.

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8.3  To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, the disposition of a claim or issue by partial summary judgment, or any other partial success, or the settlement of any action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

8.4  Expenses incurred in defending or investigating a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of written affirmation by or on behalf of the director, officer, employee or agent of the Corporation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

8.5  The indemnification and advancement of expenses provided by, or granted pursuant to, the other portions of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law (as it presently exists or may hereafter be amended). All rights to indemnification under this Article VIII shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent of the Corporation who serves in such capacity at any time while these Bylaws are in effect. Any repeal or modification of these Bylaws shall not effect any rights or obligations then existing.

8.6  Any indemnification or advance shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent of the Corporation, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII. Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) by a committee of at least two disinterested directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. If the request for indemnification involves an action, suit or proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Corporation, the inquiry and resolution thereof required by this Section 6, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Corporation and the person seeking indemnification (the "Neutral Person"). If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The expenses (including attorney's fees) incurred by the person seeking indemnification in connection with successfully establishing such person's right to indemnification, in whole or in part, shall also be indemnified by the Corporation.

8.7  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

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Exhibit 2.3 / EXHIBIT A2, AMENDMENT 2 TO FORM A

8.8  Neither the repeal or modification of this Article VIII nor the adoption of any provision of the Articles of Incorporation or these Bylaws inconsistent with this Article VIII shall adversely affect the rights of any director, officer, employee or agent of the Corporation with respect to causes of action, suits or claims that accrue or arise prior to such repeal, modification or adoption of an inconsistent provision. If this Article VIII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the fullest extent permitted by applicable portions of this Article VIII that shall not have been invalidated, or by any other applicable law.

8.9  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

8.10  Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VIII and/or agreements which may be entered into between the Corporation and directors, officers, employees, or agents of the Corporation from time to time.

8.11  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; references to "director, officer, employee or agent of the Corporation" shall include any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

8.12  If a director, officer, employee or agent of the Corporation is entitled to indemnification under Sections 1 or 2 of this Article VIII for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the director, officer, employee or agent of the Corporation for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which such director, officer, employee or agent of the Corporation is entitled to be indemnified.

8.13  Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

8.14  If the laws of the State of Wisconsin are amended to authorize further expansion of the rights of any director, officer, employee or agent of the Corporation to indemnification by the Corporation, then the rights of such director, officer, employee or agent of the Corporation to such indemnification hereunder shall be expanded to the fullest extent permitted by the amended law .

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Exhibit 2.3 / EXHIBIT A2, AMENDMENT 2 TO FORM A

ARTICLE 9

AMENDMENTS

9.1  Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

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